UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 8, 2010

Southern First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, S.C.	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2010, Southern First Bank, National Association, (the “Bank”), subsidiary bank of Southern First Bancshares, Inc. (the “Company”), entered into a formal written agreement (the “Formal Agreement”) with the Office of the Comptroller of the Currency (the “OCC”).  A copy of the Formal Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Formal Agreement is based on the findings of the OCC during their on-site examination of the Bank as of March 31, 2009.  Since the completion of the examination, the Board of Directors and management of the Bank have aggressively worked to address the findings of the exam and has developed formal action plans to comply with any remaining requirements of the Formal Agreement.  In addition, entry into the Formal Agreement does not change the Bank’s “well-capitalized” status as of the date of this Current Report.

Under the terms of the Formal Agreement, the Bank is required to take the following actions:  (i) protect the Bank’s interest in assets criticized by the OCC; (ii) develop, implement and adhere to a written program to reduce the high level of credit risk; (iii) obtain credit information on all loans lacking such information and ensure proper collateral documentation is in place; (iv) engage the services of an independent appraiser to provide updated appraisals for certain loans where the most recent appraisal is more than 12 months old; (v) update and implement written policies/programs addressing loan policy, allowance for loan and lease losses, and other real estate owned; (vi) continue to improve its liquidity position and maintain adequate sources of funding; (vii) obtain prior written determination of no supervisory objection from the OCC before accepting, renewing, or rolling over brokered deposits in excess of 25% of total deposits; and (viii) update and adhere to its profit plan designed to improve the condition of the Bank; Additionally, the Bank is required to submit periodic reports to the OCC regarding various aspects of the foregoing actions.  The Bank’s Board of Directors will appoint a compliance committee to monitor and coordinate the Bank’s performance under the Formal Agreement.

The foregoing description is only a summary of the material terms of the Formal Agreement and is qualified in its entirety by reference to the Formal Agreement, which is attached hereto as Exhibit 10.1.

ITEM 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit
10.1	Agreement by and between the Office of the Comptroller of the Currency and Southern First Bank, N.A. dated June 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/James M. Austin, III
Name	James M. Austin, III
Title:	Chief Financial Officer

Dated: June 14, 2010

Exhibit No.	Exhibit
10.1	Agreement by and between the Office of the Comptroller of the Currency and Southern First Bank, N.A. dated June 8, 2010.